UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

[Missing Graphic Reference]

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 14, 2009

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Particle Drilling Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30819	20-1563395
(Commission File Number)	(I.R.S. Employer Identification No.)

5611 Baird Court Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 223-3031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.         Unregistered Sales of Equity Securities.

On April 2, 2009, Particle Drilling Technologies, Inc. (the “Company”) exchanged with a holder of options of the Company all of such holder’s outstanding options to purchase 760,000 shares of common stock in the aggregate at a purchase price of $0.12 per share for the issuance by the Company of 250,000 shares of common stock.  On April 14, 2009, the Company exchanged with a different holder of options of the Company all of such holder’s outstanding options to purchase 600,000 shares of common stock in the aggregate at a purchase price of $0.12 per share for the issuance by the Company of 200,000 shares of common stock.

The issuances of the shares of common stock described above were exempt from registration pursuant to Section 3(a)(9) under the Securities Act of 1933 as well as the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTICLE DRILLING TECHNOLOGIES, INC.

Date:	April 15, 2009	By:	/s/ JASON D. DAVIS
			Name:	Jason D. Davis
			Title:	Vice President and interim
Chief Financial Officer

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